EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SS. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Petrolia Energy Corporation (the “Company”) on Form 10-K for the period ending December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), Paul M Deputy, the Company’s Chief Financial/Accounting Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

May 13, 2022

/s/ Paul M Deputy
Paul M Deputy, Interim Chief Financial Officer (Principal Finance/Accounting Officer)